Exhibit 21.1
SUBSIDIARIES OF CAVA GROUP, INC.
The following is a list of subsidiaries of CAVA Group, Inc.

Subsidiary Name	Jurisdiction of Formation
Cava Beverage Company LLC	Texas
Cava Beverage Holding Company LLC	Texas
Cava Foods, LLC	Maryland
Cava Holding Company	Delaware
Cava Mezze Grill, LLC	Maryland
Cava Mezze Grill Reagan, LLC	Virginia
Cava Table, LLC	Delaware
Soho Franchising, LLC	Delaware
ZK Kansas Beverage, LLC	Kansas
ZK Texas Holdings, LLC	Texas
ZK Texas Management, LLC	Texas
ZK Texas Beverages, LLC	Texas
Zoe’s Annapolis, LLC	Delaware
Zoe’s Arizona, LLC	Delaware
Zoe’s Arkansas, LLC	Delaware
Zoe’s Colorado, LLC	Delaware
Zoe’s Florida, LLC	Delaware
Zoe’s Howard County, LLC	Delaware
Zoe’s Kansas, LLC	Delaware
Zoe’s Kitchen, Inc.	Delaware
Zoe’s Kitchen Holding Company, LLC	Delaware
Zoe’s Kitchen USA, LLC	Delaware
Zoe’s Louisiana, LLC	Delaware
Zoe’s Maryland, LLC	Delaware
Zoe’s Missouri, LLC	Delaware
Zoe’s New Jersey, LLC	Delaware
Zoe’s North Carolina, LLC	Delaware
Zoe’s Oklahoma, LLC	Delaware

Zoe’s Pennsylvania, LLC	Delaware
Zoe’s Restaurants L.L.C.	Alabama
Zoe’s Restaurants Nashville, LLC	Delaware
Zoe’s South Carolina, LLC	Delaware
Zoe’s Texas, LLC	Delaware
Zoe’s Virginia, LLC	Delaware